UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018 (February 6, 2018)

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2018, Altisource Residential Corporation (the “Company”) filed Articles of Amendment with the Maryland State Department of Assessments and Taxation to amend the Company’s charter to effect a change in its name from “Altisource Residential Corporation” to “Front Yard Residential Corporation.” Such amendment will be effective at 12:01 a.m. Eastern Time on February 21, 2018. A copy of the amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 6, 2018, the Company also amended and restated the Bylaws to reflect the name change. The amended and restated Bylaws are effective at 12:01 a.m. Eastern Time on February 21, 2018. A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

Following the Company’s name change, the Company’s common stock will continue to trade on the New York Stock Exchange under its prior ticker symbol, “RESI.” The CUSIP number assigned to the Company’s common stock will be changed to 35904G107 upon the effectiveness of the name change.

On February 9, 2018, the Company issued a press release announcing the name change, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of Front Yard Residential Corporation, effective as of February 21, 2018

3.2	Amended and Restated Bylaws of Front Yard Residential Corporation, effective as of February 21, 2018

99.1	Press release, dated February 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altisource Residential Corporation

Date: February 9, 2018	By:	/s/ Robin N. Lowe
Robin N. Lowe
Chief Financial Officer